Exhibit 10.1
FIRST AMENDMENT
TO
CREDIT AGREEMENT
          This FIRST AMENDMENT TO THE CREDIT AGREEMENT (this “Amendment”), dated June 30, 2009, by and among Celanese US Holdings LLC, a Delaware limited liability company, (the “Company”) and the Majority Lenders under the Revolving Facility whose signatures appear on the signature pages of this Amendment (the “Majority Revolving Lenders”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meaning provided such terms in the Agreement referred to below.
          WHEREAS, the Company entered into that certain Credit Agreement, dated April 2, 2007, by and among the Company, Celanese Holdings LLC, and the other subsidiary borrowers, the lenders party thereto, Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, Merrill Lynch Capital Corporation, as syndication agent, ABN AMRO Bank, N.V., Bank of America, N.A., Citibank NA and JP Morgan Chase Bank NA, as co-documentation agent, and Deutsche Bank AG, Cayman Islands Branch, as deposit bank (as amended, the “Agreement”); and
          WHEREAS, the Company and the Majority Revolving Lenders desire to amend the Agreement, as provided in this Amendment.
          NOW THEREFORE, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE 1.
     SECTION 1.1. Amendment.
     Section 6.10 of the Agreement shall be deleted in its entirety and replaced with the following:
     Section 6.10 First Lien Senior Secured Leverage Ratio. At any time at which there is Revolving Facility Credit Exposure, permit the First Lien Senior Secured Leverage Ratio, calculated as of the end of the most recent fiscal quarter ending on or about any date set forth in the table below for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.04 and on the date of (and after giving effect to) each Credit Event (so long as there continues to be Revolving Credit Facility Exposure after giving effect to such Credit Event), to be greater than the ratio set forth opposite such date in the table below (or, in the case of a calculation as of the date of a Credit Event, opposite the then most recent such quarter end date for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.04):

Test Period Ending Date	First Lien Senior Secured Leverage Ratio
June 30, 2009	4.75 to 1.00
September 30, 2009	5.75 to 1.00
December 31, 2009	5.25 to 1.00
March 31, 2010	4.75 to 1.00
June 30, 2010	4.25 to 1.00
September 30, 2010	4.25 to 1.00
December 31, 2010 and thereafter	3.90 to 1.00
(which calculations (i) shall be made on a Pro Forma Basis to take into account any events described in the definition of “Pro Forma Basis” occurring during the period of four fiscal quarters ending on the last day of such fiscal quarter, and (ii) in the case of any such calculations as of the date of a Credit Event, shall not give effect, for purposes of calculating Consolidated First Lien Senior Secured Debt, to any net increase or decrease in Capital Lease Obligations that has occurred since such quarter end date (but for the avoidance of doubt shall give effect to the net increase or decrease in all other Consolidated First Lien Senior Secured Debt since such quarter end date)).
     SECTION 1.2. Clarification.
     The parties hereby agree that (i) the definition of “Applicable Margin” contained in Section 1.01 of the Agreement inadvertently referred to Holdings’, rather than the Company’s, corporate credit rating from S&P and (ii) such reference was intended to be and is hereby agreed and amended to be a reference to the Company’s corporate credit rating from S&P.
ARTICLE 2.
          SECTION 2.1. Conditions to Effectiveness. This Amendment shall become effective and the provisions of Article 1 of this Amendment shall be incorporated into and made part of the Agreement as if fully set forth therein when:
          (a) the Administrative Agent shall have received
     (i) counterparts of this Amendment executed by the Company;
     (ii) a counterpart of this Amendment signed on behalf of the Majority Revolving Lenders; and

     (iii) payment of all fees and expenses payable to the Administrative Agent, including but not limited to the expenses set forth in Section 2.4 below;
(b) the representations and warranties set forth in Section 2.2 hereof are accurate;
(c) in addition to the expenses set forth in Section 2.4 below, the Company shall have paid to each Majority Revolving Lender who consents to this Amendment on or prior to 5:00 p.m., New York City time, on June 29, 2009, a fee equal to 35 basis points of the Revolving Facility Commitment of each such consenting Majority Revolving Lender (after giving effect to any reduction in the Revolving Facility Commitment); and
(d) the Revolving Facility Commitment shall have been permanently reduced to $600.0 million in accordance with Section 2.08(b) of the Agreement; provided, however, that the Majority Revolving Lenders hereby waive the notice requirement for reductions of the Revolving Credit Facility set forth in Section 2.08(c) of the Agreement.
          SECTION 2.2. Representations and Warranties. In order to induce the Majority Revolving Lenders party hereto to enter into this Amendment, the Company represents and warrants to each of the Majority Revolving Lenders that both before and after giving effect to this Amendment: (a) no Default or Event of Default has occurred and is continuing and (b) all of the representations and warranties in the Agreement are true and complete in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects and except to the extent otherwise waived by this Amendment) on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
          SECTION 2.3. Reference to and Effect on the Agreement. On and after giving effect to this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended by this Amendment. The Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
          SECTION 2.4. Costs and Expenses. The Company agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel llp, counsel to the Administrative Agent).
          SECTION 2.5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 2.6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follows]

          IN WITNESS WHEREOF, the parties, intending to be bound hereby, have caused this Amendment to be executed on their behalf by their duly authorized officers on the date first above written.

CELANESE US HOLDINGS LLC
By:	/s/ Christopher W. Jensen
	Name:	Christopher W. Jensen
	Title:	Vice President Finance and Treasurer